As filed with the Securities and Exchange Commission, May 21, 2018

Registration No. 333-217659

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Post-Effective Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HIP CUISINE, INC.
(Exact name of registrant as specified in its charter)

Florida	5812	47-3170676
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

2250 NW 114th Ave. Unit 1P, PTY 11020,

Miami, FL 33172-3652

011-507-6501-8105

(Address and telephone number of registrant’s principal offices)

Copies to:

William D. O’Neal, Esq.

530 E. Hunt Hwy

Suite 103-198

Sant Tan Valley, AZ 85134

(480) 409-1146

bdoneal59@gmail.com

Approximate date of commencement of proposed sale to the public: As soon as practical after the Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF CONTENTS

INCORPORATION BY REFERENCE	3

SIGNATURES	4

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INCORPORATION BY REFERENCE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the Registration Statement on FormS-1 (File No. 333-217659) is being filed pursuant to the undertaking of the Registration Statement to update and supplement information contained in the Registration Statement, as originally filed and declared effective by the Securities and Exchange Commission (the “SEC”) on August 1, 2017, to incorporate by reference the Company’s Quarterly Report on Form10-Q for the quarter ended September 30, 2017, as filed with the SEC on November 9, 2017, Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on March 30, 2018 and Quarterly Report on Form10-Q for the quarter ended March 31, 2018, as filed with the SEC on May 2, 2018. The information included updates and supplements this Registration Statement and the Prospectus contained herein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees have been previously paid.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the, in the city of Miami, State of Florida, on the 21st day of May, 2018.

Hip Cuisine, Inc.

By:	/s/ Natalia Lopera
Natalia Lopera
Chief Executive Officer, Principal Executive Officer

By:	/s/ Douglas W. Samuelson
Douglas W. Samuelson Chief Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Natalia Lopera	Chief Executive Officer	May 21, 2018
Natalia Lopera	Title	Date

/s/ Natalia Lopera	Principal Executive Officer	May 21, 2018
Natalia Lopera	Title	Date

/s/ Natalia Lopera	Director	May 21, 2018
Natalia Lopera	Title	Date

/s/ Douglas W. Samuelson	Chief Financial Officer	May 21, 2018
Douglas W. Samuelson	Title	Date

/s/ Douglas W. Samuelson	Principal Accounting Officer	May 21, 2018
Douglas W. Samuelson	Title	Date

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